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                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                             WESTPOINT STEVENS INC.

                                                                                                 % of Securities
                                                                                                 Owned by
Name                                                          Incorporated                       Immed. Parent
----                                                          ------------                       ---------------
West Point-Pepperell Enterprises, Inc.                        Delaware                           100%
     J.P. Stevens & Co., Inc.                                 Delaware                           100%
     WestPoint Stevens (Canada) Ltd.                          Canada                             100%
     J.P. Stevens Enterprises, Inc.                           Delaware                           100%
     Alamac Holdings Inc.                                     Delaware                           100%
     Liebhardt Inc.                                           Delaware                           100%
WestPoint Stevens (Asia) Inc.                                 British Virgin Islands             100%
     WestPoint Stevens (Japan) Inc.                           Japan                              100%
WestPoint Stevens Stores Inc.                                 Georgia                            100%
WestPoint Stevens (UK) Limited                                England                            100%
     WestPoint Stevens (Europe) Limited                       England                            100%
     Lexward Properties Limited                               England                            100%
     P.J. Flower Inc.                                         New Jersey                         100%
     DPC Associates Limited                                   England & Wales                    100%
WPS Receivables Corporation                                   Delaware                           100%
WPSI Inc.                                                     Delaware                           100%